                                                                    Exhibit 10.1

GENERAL SERVICES ADMINISTRATION      SUPPLEMENTAL AGREEMENT         DATE
PUBLIC BUILDINGS SERVICE             NO. 8                          JAN 29, 2001
SUPPLEMENTAL LEASE AGREEMENT         TO LEASE NO. GS-10PES-OL-5-42

ADDRESS OF PREMISES               Federal Center South
                                  1202 Warehouse
                                  4735 E. Marginal Way South
                                  Seattle, WA  98134

THIS AGREEMENT, made and entered into this date by and between PhotoWorks, Inc.
whose address is                  1260 16/th/ Avenue West
                                  Seattle, WA  98119

hereinafter called the Lessee, and the UNITED STATES OF AMERICA, hereafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, effective February 1, 2001, as follows:

This SLA #8 (supplemental lease agreement) reflects the extension of the lease for a one year period and the reduction of approximately 20,000 square feed of warehouse space, therefore Paragraphs 2, 3.B, and 4 are amended as follows:

2. WITNESSETH: The Lessor hereby leases to the Lessee the following described premises: Approximately 60,000 square feet of enclosed warehouse space, including the use of the related outside loading dock on the northwest and west portion of subject space, together with the use of truck maneuvering areas and common areas with ingress and egress to subject space, located in the northern most portion of the 1202 in accordance with the attached drawing Exhibit A, Federal Center South, 4735 E. Marginal Way South, Seattle, WA 98134. Approximately 675 square feet of open wareyard space, located along the 1202 Warehouse, northwest side, for use by refrigerated, portable trailer, which shall be separately metered for electrical consumption.

3B. FIXED TERM: To have and to hold said premises with their appurtenances, beginning February 1, 2001, and ending January 31, 2002. This agreement may be renewed, at the option of the Lessee, providing that (30) days written notice is given before the end of the fixed term, for one year terms, at a negotiated market rental rate, set at the beginning of each one year term.

4. The Lessee shall pay the Lessor an annual rental of $216,486.00 (Two hundred sixteen thousand four hundred eighty six dollars and no/100), payable at the rate of $18,040.50 (Eighteen thousand forty dollars and 50/100), per month in advance. Rents for part of a month shall be prorated. All payments shall be made payable to the General Services Administration and shall contain the following lease number for identification purposes: GS-10PES-OL-5-42. All payments are to be paid by check or money and mailed to the OFFICE OF FINANCE, GENERAL SERVICES ADMINISTRATION, P.O. BOX 70697, CHICAGO, IL 60673, to be received on or before the first day of each month. This address is for the submittal of rental checks only; all other correspondence is to be submitted to the Contracting Officer.

All other terms and conditions of the lease shall remain in force and effect.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.
________________________________________________________________________________
LESSEE

BY  //s// Howard Lee                    President/CEO
          (Signature)                   (Title)

IN PRESENCE OF

                                        PhotoWorks, Inc.
//s// Linda Marie Clay                  1260 16/th/ Ave. West, Seattle, WA 98119
          (Signature)                   (Address)

UNITED STATES OF AMERICA
                                CONTRACTING OFFICER
BY: //s// Lorraine A. Parham    GENERAL SERVICES ADMINISTRATION
          (Signature)                   (Official Title)